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EXHIBIT 32.1

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of Fieldstone Investment Corporation (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

  (a)
  The Form 10-Q o f the Company for the quarter ended March 31, 2005 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

  (b)
  Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 16, 2005

/s/ MICHAEL J. SONNENFELD Michael J. Sonnenfeld Chief Executive Officer
/s/ ROBERT G. PARTLOW Robert G. Partlow Chief Financial Officer

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Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002